UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2009

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in that filing.

On November 3, 2009, Kraft Foods Inc., a Virginia corporation, issued a press release announcing earnings for the third quarter ended September 30, 2009. A copy of the earnings press release is furnished as Exhibit 99.1 to this report.

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

Our top-line guidance measure is organic net revenues, which excludes the impact of acquisitions, divestitures and currency. We use organic net revenues and corresponding growth ratios as non-GAAP financial measures. Management believes this measure better reflects revenues on a going-forward basis and provides improved comparability of results because it excludes the volatility of currency, and the one-time impacts of acquisitions and divestitures from net revenues.

Management uses segment operating income to evaluate segment performance and allocate resources. We believe it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), certain components of our U.S. pension plan cost (which is a component of cost of sales and marketing, administration and research costs), general corporate expenses (which are a component of marketing, administration and research costs) and amortization of intangibles for all periods presented. In 2009, we began excluding certain components of our U.S. pension plan cost from segment operating income because we centrally manage pension plan funding decisions and determination of discount rate, expected rate of return on plan assets and other actuarial assumptions. Therefore, we allocate only the service cost component of our U.S. pension plan expense to segment operating income. We exclude the unrealized gains and losses on hedging activities from segment operating income to provide better transparency of our segment operating results. Once realized, the gains and losses on hedging activities are recorded within segment operating results. Accordingly, we do not present these items by segment because they are excluded from the segment profitability measure that management reviews.

Our five-year Restructuring Program, which ended in 2008, included asset impairment, exit and implementation costs. However, even though implementation costs are directly attributable to exit costs, they do not qualify for exit cost treatment under U.S. GAAP. Management believes this disclosure of implementation costs provides better transparency into the total costs of our Restructuring Program.

We use discretionary cash flow as our primary cash flow metric because it represents the controllable cash flows from operations. We define discretionary cash flow as cash flow from operations less capital expenditures plus voluntary pension contributions. Management believes discretionary cash flow shows the financial health of, and how efficiently we are running, the company.

See the schedules attached to our earnings release for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the quarters ended September 30, 2009 and 2008. You should view non-GAAP financial measures in addition to, and not as an alternative for, our results prepared in accordance with GAAP. In addition, the non-GAAP measures we use may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, with regard to the non-GAAP financial measures in our 2009 Outlook, we have not provided that information.

Item 7.01 Regulation FD Disclosure

This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in that filing.

On November 3, 2009, our independent registered accounting firm, PricewaterhouseCoopers LLP, delivered to us an interim results report in respect of the condensed consolidated financial statements for the three and nine month periods ended September 30, 2009 and a report on our profit forecasts. These reports were prepared at our request to meet our obligations under The City Code on Takeovers and Mergers (the “Takeover Code”) issued by The Panel on Takeovers and Mergers in connection with our possible combination with Cadbury plc. Copies of the interim results report and the related financial information for the three and nine month periods ended September 30, 2009 are furnished as Exhibits 99.2 and 99.3 to this report. A copy of our profit forecasts, the bases and assumptions for the profit forecasts and the report delivered by PricewaterhouseCoopers LLP are furnished as Exhibits 99.5 and 99.6 to this report.

On November 3, 2009, Lazard & Co., Limited, Centerview Partners UK LLP, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch (together, the “Financial Advisors”) delivered to us a report on our profit forecasts and a report on the unaudited profit figures, contained within the condensed consolidated financial statements for the three and nine month periods ended September 30, 2009. These reports were prepared at our request to enable us to meet our obligations under the Takeover Code in connection with the possible combination with Cadbury plc. Copies of the Financial Advisors’ reports are furnished as Exhibits 99.4 and 99.7 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Kraft Foods Inc. Press Release, dated November 3, 2009.

99.2	Condensed Consolidated Financial Statements for the Three and Nine Month Periods Ended September 30, 2009.

99.3	Independent Review Report to Kraft Foods Inc. of PricewaterhouseCoopers LLP dated November 3, 2009.

99.4	Report by the Financial Advisers to Kraft Foods Inc. in connection with the unaudited profit figures contained within the unaudited condensed consolidated financial statements for the three and nine months ended 30 September 2009, dated November 3, 2009.

99.5	Profit Forecast including Bases and Assumptions.

99.6	Report of Reporting Accountant, PricewaterhouseCoopers LLP, dated November 3, 2009.

99.7	Report on profit forecasts by Kraft Foods Inc. of the Financial Advisors dated November 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2009	KRAFT FOODS INC.

/S/ TIMOTHY R. MCLEVISH
	Name:	Timothy R. McLevish
	Title:	Executive Vice President and Chief Financial Officer